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                                                                   EXHIBIT 99.17
                         UNITED STATES DISTRICT COURT
                        CENTRAL DISTRICT OF CALIFORNIA

                            CIVIL MINUTES - GENERAL
                            -----------------------

CASE NO.   SA CV 95 - 1095 - LHM                              DATE    4/12/96
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TITLE      Giant Group v. Foley, et al.
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DOCKET ENTRY

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PRESENT:

       HON. Linda H. McLaughlin, JUDGE
            -------------------

                 Debra Beard                            None Present
            ----------------------                 ----------------------
                 Deputy Clerk                          Court Reporter

ATTORNEYS PRESENT FOR PLAINTIFFS:             ATTORNEYS PRESENT FOR DEFENDANTS:
          None Present                                   None Present

                 ORDER TO SHOW CAUSE

PROCEEDINGS:     (1)  By separate order, the Court has ruled on counter-
                 defendants motion to dismiss the second amended counterclaim.
                 Therefore, the operative pleadings are settled.

                 (2) The only federal claim in the entire action is Plaintiff's first cause of action which arises under Section 13(d) of the Securities Exchange Act of 1934 [15 U.S.C.
                 78m(d)].   Plaintiff's four (4) remaining causes of action,
                 and all of Defendants' counterclaims arise under state law. Further, Section 13(d) is basically reporting statute. Although the weight of authority recognizes that a private party has standing to assert a claim pursuant to Section 13(d), the available remedy appears limited to injunctive relief.

                 (3) ORDER TO SHOW CAUSE AND SIMULTANEOUS BRIEFING: Each side is ordered to show cause in writing by 4/19/96 why the Court should not decline to exercise supplemental jurisdiction over the all the supplemental state law causes of action and counterclaims and dismiss them without prejudice.

                          Each side is to file a Reply by 4/25/96.

THE DATES ORDERED BY THE COURT                  COURTESY COPIES OF ALL HAVE
BEEN SET ON THE COURT'S                         DOCUMENTS MUST BE DELIVERED OR
CALENDAR AND ARE FIRM DATES                     SENT BY FACSIMILE TO CHAMBERS
                                                OF JUDGE MCLAUGHLIN BY 12:00
                                                NOON ON THE DATE DUE.


MINUTES FORM 11                                 INITIALS OF DEPUTY CLERK ____
CIVIL-GEN                           D - M





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